UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
HARBOR ETF TRUST
(Exact name of Registrant as Specified in Charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
111 South Wacker Drive, 34th Floor, Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of each Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Harbor Long-Term Growers ETF	NYSE Arca, Inc.	87-3610049
Harbor All-Weather Inflation Focus ETF	NYSE Arca, Inc.	87-3664188
Harbor Corporate Culture Leaders ETF	NYSE Arca, Inc.	87-3883220

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-255884
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
A description of the shares of beneficial interest, no par value per share, of:
Harbor Long-Term Growers ETF, a series of Harbor ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Accession No. 0001193125-21-332105) filed on November 17, 2021;
Harbor All-Weather Inflation Focus ETF, a series of the Trust to be registered hereunder, is set forth in Post-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (Accession No. 0001193125-21-335193) filed on November 19, 2021; and
Harbor Corporate Culture Leaders ETF, a series of the Trust to be registered hereunder, is set forth in Post-Effective Amendment No. 4 to the Trust’s Registration Statement on Form N-1A (Accession No. 0001193125-21-349107) filed on December 6, 2021, which descriptions are incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits
1.	Agreement and Declaration of Trust dated May 14, 2021, filed with Pre-Effective Amendment No. 1 on July 8, 2021
2.	Schedule A to Agreement and Declaration of Trust dated December 1, 2021, filed with Pre-Effective Amendment No. 4 on December 6, 2021
3.	By-Laws dated April 13, 2021, filed with initial Registration Statement on May 6, 2021
4.	Certificate of Trust, filed with Pre-Effective Amendment No. 2 on September 10, 2021

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of January 24, 2022.
Harbor ETF Trust
By: /s/ Charles F. McCain

Charles F. McCain
President and Trustee